UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d)

of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): April 15, 2021

INPHI CORPORATION

(Exact name of registrant as specified in its charter)

Delaware	001-34942	77-0557980
(State or Other Jurisdiction of Incorporation)	(Commission File Number)	(I.R.S. Employer Identification No.)

110 Rio Robles San Jose, California	95134
(Address of principal executive offices)	(Zip Code)

(408) 217-7300

(Registrant’s telephone number, including area code)

N/A

(Former name or former address, if changed since last report.)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligations of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading symbol(s)	Name of each exchange on which registered
Common Stock, $0.001 par value per share	IPHI	The Nasdaq Global Select Market LLC

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§ 230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

Emerging growth company ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Item 5.07.	Submission of Matters to a Vote of Security Holders.

At the special meeting of stockholders of Inphi Corporation (“Inphi”) held on April 15, 2021 (the “Special Meeting”), the stockholders of Inphi voted as set forth below on the following proposals, each of which is described in detail in Inphi’s definitive proxy statement filed with the Securities and Exchange Commission on March 11, 2021. The stockholders of Inphi had also been solicited to vote to approve an adjournment of the Special Meeting, if necessary, to solicit additional proxies if there were insufficient votes at the time of the Special Meeting to approve the Merger Agreement referenced below, but such adjournment was deemed unnecessary because there were sufficient votes represented at the Special Meeting to adopt the Inphi Merger Proposal (as defined below).

At the Special Meeting 36,884,752 shares of common stock, or approximately 68.72% of the outstanding common stock entitled to vote were represented by proxy or in person.

The final voting results for each matter submitted to a vote of Inphi’s stockholders are as follows:

Proposal 1. Inphi Merger Proposal.

A proposal to approve and adopt the Agreement and Plan of Merger and Reorganization, dated as of October 29, 2020 (the “Merger Agreement”), by and among Inphi, Marvell Technology Group Ltd. (“Marvell”), Marvell Technology, Inc. (f/k/a Maui HoldCo, Inc.), a wholly owned subsidiary of Marvell (“HoldCo”), Maui Acquisition Company Ltd, a wholly owned subsidiary of HoldCo (“Bermuda Merger Sub”), and Indigo Acquisition Corp., a wholly owned subsidiary of HoldCo (“Delaware Merger Sub”) pursuant to which (i) Bermuda Merger Sub will be merged with and into Marvell (the “Bermuda Merger”), with Marvell continuing as a wholly owned subsidiary of HoldCo, and (ii) Delaware Merger Sub will be merged with and into Inphi (the “Delaware Merger” and together with the Bermuda Merger, the “Mergers”), with Inphi continuing as a wholly owned subsidiary of HoldCo (the “Inphi Merger Proposal”).

For	Against	Abstain	Broker Non-Votes
36,826,001	36,914	21,837	0

Proposal 2. Inphi Adjournment Proposal.

A proposal to adjourn the Special Meeting to solicit additional proxies if there are not sufficient votes to approve and adopt the Merger Agreement.

For	Against	Abstain	Broker Non-Votes
34,949,096	1,911,476	24,180	0

Proposal 3. Inphi Compensation Proposal.

A proposal to approve on an advisory (non-binding) basis, the compensation that may be received by Inphi’s named executive officers in connection with the Mergers.

For	Against	Abstain	Broker Non-Votes
35,622,152	1,193,608	68,992	0

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned thereunto duly authorized.

Date: April 15, 2021	INPHI CORPORATION

	By:	/s/ Richard T. Ogawa
Richard T. Ogawa General Counsel